Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Fourth Quarter and Full Year 2021 Financial Results, and Provides 2022 Guidance
FOURTH QUARTER 2021 HIGHLIGHTS
•Revenues increased $49.9 million, or 25.2%, to $248.3 million in Q4 2021 from $198.3 million in Q4 2020.
•Net income from continuing operations increased to $31.1 million in Q4 2021 compared to a net loss from continuing operations of $6.1 million in Q4 2020. Results for Q4 2021 include a $23.7 million gain, net of tax from the sale of the company's Life Sciences business in the fourth quarter of 2021. Results for Q4 2020 include $13.9 million of restructuring charges, net of tax related to the fourth quarter 2020 restructuring plan.
•Adjusted EBITDA(8), a non-GAAP measure, increased $12.2 million, or 71.7%, to $29.3 million in Q4 2021 from $17.1 million in Q4 2020.
•Diluted earnings per share from continuing operations was $1.45 in Q4 2021 compared to diluted loss per share from continuing operations of $0.28 in Q4 2020.
•Adjusted diluted earnings per share from continuing operations(8), a non-GAAP measure, excludes the gain on sale of the company's Life Sciences business and increased $0.35, or 77.8%, to $0.80 in Q4 2021 from $0.45 in Q4 2020.
FULL YEAR 2021 HIGHLIGHTS AND 2022 GUIDANCE
•Revenues increased $61.5 million, or 7.3%, to $905.6 million for full year 2021 compared to $844.1 million for full year 2020.
•Net income from continuing operations was $63.0 million for full year 2021 compared to a net loss from continuing operations of $23.7 million for full year 2020. Results for full year 2021 include a $23.7 million gain, net of tax from the sale of the company's Life Sciences business in the fourth quarter of 2021. Results for full year 2020 include non-cash goodwill impairment charges, net of tax of $45.3 million incurred in Q1 2020 related to the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment and $13.9 million of restructuring charges, net of tax related to the fourth quarter 2020 restructuring plan.
•Adjusted EBITDA(8), a non-GAAP measure, increased $10.7 million, or 12.3%, to $97.8 million for full year 2021 compared to $87.1 million for full year 2020.
•Diluted earnings per share from continuing operations was $2.89 for full year 2021 compared to diluted loss per share from continuing operations of $1.08 for full year 2020.
•Adjusted diluted earnings per share from continuing operations(8), a non-GAAP measure, excludes the gain on sale of the company's Life Sciences business and increased $0.46, or 21.4%, to $2.61 for full year 2021 from $2.15 for full year 2020.
•Huron provides full year 2022 guidance, including revenue expectations in a range of $970.0 million to $1.03 billion.

•Effective January 1, 2022, Huron has modified its operating model to expand and more deeply integrate the company’s industry expertise with its digital, strategic and financial advisory capabilities to accelerate growth and margin expansion.
CHICAGO - Feb 24, 2022 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the fourth quarter ended December 31, 2021.
“We continued to deliver on our commitment to sustainable revenue growth and improved profitability, demonstrated by our Q4 2021 and full year results,” said James H. Roth, chief executive officer, Huron. “Led by organic growth across all three operating segments, annual revenues grew 7% and full year adjusted EBITDA margin improved 50 basis points over the prior year. We believe favorable market conditions across our core industries will provide a solid foundation for continued growth and profitability into 2022 as our clients address strategic and operational uncertainties.”
“We recently established a new operating model to strengthen our go-to-market strategy and better position Huron to integrate our deep industry expertise with our strong digital, strategy and financial advisory capabilities. Our business alignment builds upon the historical collaboration across our teams while creating a platform to drive greater efficiencies companywide, which we believe will provide improved growth and profitability for our shareholders,” added Roth.
COVID-19 IMPACT
The worldwide spread of the coronavirus (COVID-19) has created significant volatility, uncertainty and disruption to the global economy. The company continues to closely monitor the impact of the pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. In most of 2020 and the first quarter of 2021, the COVID-19 pandemic negatively impacted sales and elongated the sales cycle for new opportunities for certain services, particularly within the company's Healthcare and Education segments as some clients reprioritized or delayed certain projects. Conversely, the pandemic strengthened demand for the company's cloud-based technology and analytics solutions and certain services provided to organizations in transition within the company's Business Advisory segment.
Beginning in the second quarter of 2021 and continuing through the end of 2021, the company saw an increase in its sales pipeline and the pace of signings, particularly within its Healthcare and Education businesses, as well as strengthened demand across all segments. As a result, fourth quarter and full year 2021 revenues increased compared to the same prior year periods.The company expects continued revenue growth in 2022 compared to 2021.
FOURTH QUARTER 2021 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $49.9 million, or 25.2%, to $248.3 million for the fourth quarter of 2021 compared to $198.3 million for the fourth quarter of 2020.
Net income from continuing operations increased to $31.1 million for the fourth quarter of 2021, compared to a net loss from continuing operations of $6.1 million for the same quarter last year. Diluted earnings per share from continuing operations was $1.45 for the fourth quarter of 2021, compared to diluted loss per share from continuing operations of $0.28 for the fourth quarter of 2020. Results for the fourth quarter of 2021 include a $23.7 million gain, net of tax from the sale of the company's Life Sciences business in the fourth quarter of 2021. Results for the fourth quarter of 2020 reflect $13.9 million of restructuring charges, net of tax related to the fourth quarter 2020 restructuring plan.
Fourth quarter 2021 earnings before interest, taxes, depreciation and amortization ("EBITDA")(8) was $50.0 million compared to loss before interest, taxes, depreciation and amortization of $1.9 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2021	2020
Amortization of intangible assets	$2,328	$3,138
Restructuring and other charges	$9,235	$18,748
Litigation and other losses	$100	$—
(Gain) loss on sale of businesses(1)	$(31,510)	$1,501
Transaction-related expenses	$1,447	$695
Unrealized gain on preferred stock investment	$—	$(1,667)
Tax effect of adjustments	$4,530	$(6,158)
Foreign currency transaction losses (gains), net	$21	$(276)
______________________
(1) On November 1, 2021, the company completed the divestiture of its Life Sciences commercial and R&D strategy, pricing and market access strategy business (the "Life Sciences business"), and recognized a $31.5 million pre-tax gain related to the sale. The Life Sciences business generated revenues of $1.9 million in October 2021.
Adjusted EBITDA(8) increased $12.2 million, or 71.7%, to $29.3 million, or 11.8% of revenues, in the fourth quarter of 2021, compared to $17.1 million, or 8.6% of revenues, in the same quarter last year. Adjusted net income from continuing operations(8) increased $7.0 million to $17.2 million, or $0.80 per diluted share, for the fourth quarter of 2021, compared to $10.2 million, or $0.45 per diluted share, for the quarter in 2020.
The average number of billable consultants(2) increased 9.7% to 2,880 in the fourth quarter of 2021 from 2,626 in the same quarter last year. Billable consultant utilization rate(3) was 70.0% during the fourth quarter of 2021 compared to 68.0% during the same period last year. Average billing rate per hour for our billable consultants(4) was $231 for the fourth quarter of 2021 compared to $206 for the same prior year period. The average number of full-time equivalent professionals(6) was 301 in the fourth quarter of 2021 compared to 263 for the same period in 2020. The average number of Healthcare Managed Services employees(7) was 513 in the fourth quarter of 2021 compared to 92 for the same period in 2020. This operating data has been revised from previously reported amounts as the company began assessing its operating performance by the following three employee types in the second quarter of 2021: billable consultants, full-time equivalents, and Healthcare Managed Services employees.
FULL YEAR 2021 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $61.5 million, or 7.3%, to $905.6 million for full year 2021, compared to $844.1 million for full year 2020.
Net income from continuing operations was $63.0 million for full year 2021, compared to a net loss from continuing operations of $23.7 million for full year 2020. Diluted earnings per share from continuing operations was $2.89 for full year 2021, compared to diluted loss per share from continuing operations of $1.08 for full year 2020. Results for full year 2021 include a $23.7 million gain, net of tax from the sale of the company's Life Sciences business in the fourth quarter of 2021. Results for full year 2020 reflect non-cash goodwill impairment charges, net of tax totaling $45.3 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment and $13.9 million of restructuring charges, net of tax related to the fourth quarter 2020 restructuring plan.
EBITDA(8) was $114.5 million for the full year 2021, compared to $5.1 million for full year 2020.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2021	2020
Amortization of intangible assets	$9,251	$12,696
Restructuring and other charges	$12,401	$21,374
Litigation and other losses (gains), net	$198	$(150)
Goodwill impairment charges	$—	$59,816
Unrealized gain on preferred stock investment	$—	$(1,667)
(Gain) loss on sale of businesses(1)	$(31,510)	$1,603
Transaction-related expenses	$1,782	$1,132
Tax effect of adjustments	$1,742	$(23,199)
Foreign currency transaction losses, net	$419	$(31)
______________________
(1) On November 1, 2021, the company completed the divestiture of its Life Sciences business, and recognized a $31.5 million pre-tax gain related to the sale. The Life Sciences business generated revenues of $16.7 million during the ten months ended October 31, 2021.
Adjusted EBITDA(8) increased $10.7 million, or 12.3%, to $97.8 million, or 10.8% of revenues, for full year 2021 compared to $87.1 million, or 10.3% of revenues, for full year 2020. Adjusted net income from continuing operations(8) increased $9.0 million to $56.9 million, or $2.61 per diluted share, for full year 2021 compared to $47.9 million, or $2.15 per diluted share, for full year 2020.
The average number of billable consultants(2) increased 4.5% to 2,716 for full year 2021 from 2,600 for the same prior year period. Billable consultant utilization rate(3) was 71.1% for full year 2021, compared to 70.7% in the same period last year. Average billing rate per hour for billable consultants(4) was $209 for full year 2021, compared to $202 in the same period last year. The average number of full-time equivalent professionals(6) was 258 for full year 2021 compared to 269 for the same prior year period. The average number of Healthcare Managed Services employees(7) was 382 for full year 2021 compared to 91 for the same period in 2020. This operating data has been revised from previously reported amounts as the company began assessing its operating performance by the following three employee types in the second quarter of 2021: billable consultants, full-time equivalents, and Healthcare Managed Services employees.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s full year 2021 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (42%); Business Advisory (32%); and Education (26%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended December 31, 2021.
OUTLOOK FOR 2022
Based on currently available information, the company provided guidance for full year 2022 revenues before reimbursable expenses in a range of $970.0 million to $1.03 billion. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 11.3% to 12.3% and non-GAAP adjusted diluted earnings per share in a range of $2.85 to $3.35.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.

FOURTH QUARTER 2021 WEBCAST
The company will host a webcast to discuss its financial results today, February 24, 2022, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
2022 BUSINESS REALIGNMENT AND CHANGES TO SEGMENT REPORTING
Effective January 1, 2022, Huron has modified its operating model to expand and more deeply integrate the company’s industry expertise with its digital, strategic and financial advisory capabilities. The new operating model will strengthen Huron’s go-to-market strategy, drive efficiencies that support margin expansion, and position the company to accelerate growth.
To align with the new operating model, effective with reporting for periods beginning January 1, 2022, the company will begin reporting under the following three industries, which will be the company's reportable segments: Healthcare, Education and Commercial. The Commercial segment will include all industries outside of healthcare and education, including, but not limited to, financial services and energy and utilities. In the new reporting structure, each segment will include all revenues and costs associated with engagements delivered in the respective industry segment. The new Healthcare and Education segments will include some revenues and costs historically reported in the Business Advisory segment and the Healthcare segment will include certain revenues and costs historically reported in the Education segment. The company will also provide revenue reporting across two principal capabilities: i) Consulting and Managed Services and ii) Digital. These changes will provide greater transparency for investors by improving visibility into the core drivers of the business.
Supplemental materials that include unaudited recast summary financial information and other operating data according to the new reporting segments can be found on the investor relations section of Huron's website at http://ir.huronconsultinggroup.com.
VIRTUAL INVESTOR DAY
Huron will host an Investor Day on Tuesday, March 29, 2022. The Investor Day will be held virtually and begin at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Interested parties are encouraged to pre-register for the event here and log in to the webcast approximately 10 minutes prior to the start of the event.
Chief executive officer James H. Roth, chief financial officer John D. Kelly, president and chief operating officer C. Mark Hussey and other members of Huron’s leadership team will provide an update on the company’s strategy and segment reporting changes. In addition to management’s prepared remarks, there will be a question-and-answer session.
After the conclusion of the event, a transcript and a replay of the video webcast, including the Q&A session, will be available on the investor relations section of Huron’s website at http://ir.huronconsultinggroup.com and will be available for one year.
USE OF NON-GAAP FINANCIAL MEASURES(8)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2021 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues and reimbursable expenses:
Revenues	$248,294	$198,347	$905,640	$844,127
Reimbursable expenses	12,442	1,754	21,318	26,887
Total revenues and reimbursable expenses	260,736	200,101	926,958	871,014
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	173,233	141,207	636,776	592,428
Amortization of intangible assets and software development costs	1,058	1,361	3,803	5,366
Reimbursable expenses	12,136	1,823	21,369	26,918
Total direct costs and reimbursable expenses	186,427	144,391	661,948	624,712
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	49,410	43,822	177,886	170,686
Restructuring charges	9,235	18,748	12,401	20,525
Litigation and other losses (gains)	100	—	198	(150)
Depreciation and amortization	5,400	5,794	21,686	24,277
Goodwill impairment charges	—	—	—	59,816
Total operating expenses and other losses (gains), net	64,145	68,364	212,171	275,154
Operating income (loss)	10,164	(12,654)	52,839	(28,852)
Other income (expense), net:
Interest expense, net of interest income	(2,185)	(1,776)	(8,150)	(9,292)
Other income, net	33,170	3,584	35,347	4,271
Total other income (expense), net	30,985	1,808	27,197	(5,021)
Income (loss) from continuing operations before taxes	41,149	(10,846)	80,036	(33,873)
Income tax expense (benefit)	10,091	(4,742)	17,049	(10,155)
Net income (loss) from continuing operations	31,058	(6,104)	62,987	(23,718)
Loss from discontinued operations, net of tax	—	(33)	—	(122)
Net income (loss)	$31,058	$(6,137)	$62,987	$(23,840)
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$1.48	$(0.28)	$2.94	$(1.08)
Loss from discontinued operations, net of tax	—	—	—	(0.01)
Net income (loss)	$1.48	$(0.28)	$2.94	$(1.09)
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$1.45	$(0.28)	$2.89	$(1.08)
Loss from discontinued operations, net of tax	—	—	—	(0.01)
Net income (loss)	$1.45	$(0.28)	$2.89	$(1.09)
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,039	21,903	21,439	21,882
Diluted	21,466	21,903	21,809	21,882
Comprehensive income (loss):
Net income (loss)	$31,058	$(6,137)	$62,987	$(23,840)
Foreign currency translation adjustments, net of tax	(1,161)	642	(925)	348
Unrealized gain on investment, net of tax	3,237	2,374	1,169	1,323
Unrealized gain (loss) on cash flow hedging instruments, net of tax	1,579	87	3,535	(3,546)
Other comprehensive income (loss)	3,655	3,103	3,779	(1,875)
Comprehensive income (loss)	$34,713	$(3,034)	$66,766	$(25,715)

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$20,781	$67,177
Receivables from clients, net	122,316	87,687
Unbilled services, net	91,285	53,959
Income tax receivable	8,071	5,121
Prepaid expenses and other current assets	15,229	16,569
Total current assets	257,682	230,513
Property and equipment, net	31,004	29,093
Deferred income taxes, net	1,804	4,191
Long-term investments	72,584	71,030
Operating lease right-of-use assets	35,311	39,360
Other non-current assets	68,191	62,068
Intangible assets, net	31,894	20,483
Goodwill	620,879	594,237
Total assets	$1,119,349	$1,050,975
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,621	$648
Accrued expenses and other current liabilities	22,519	14,874
Accrued payroll and related benefits	139,131	133,830
Current maturities of long-term debt	559	499
Current maturities of operating lease liabilities	10,142	8,771
Deferred revenues	19,212	28,247
Total current liabilities	205,184	186,869
Non-current liabilities:
Deferred compensation and other liabilities	43,458	47,131
Long-term debt, net of current portion	232,221	202,780
Operating lease liabilities, net of current portion	54,313	61,825
Deferred income taxes, net	12,273	428
Total non-current liabilities	342,265	312,164
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,364,814 and 25,346,916 shares issued, respectively	239	246
Treasury stock, at cost, 2,495,172 and 2,584,119 shares, respectively	(135,969)	(129,886)
Additional paid-in capital	413,794	454,512
Retained earnings	276,996	214,009
Accumulated other comprehensive income	16,840	13,061
Total stockholders’ equity	571,900	551,942
Total liabilities and stockholders’ equity	$1,119,349	$1,050,975

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$62,987	$(23,840)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	25,978	30,222
Non-cash lease expense	6,967	7,763
Lease impairment charges	—	13,217
Share-based compensation	25,857	24,081
Amortization of debt discount and issuance costs	794	793
Goodwill impairment charges	—	59,816
Allowances for doubtful accounts	13	1,050
Deferred income taxes	12,480	(9,859)
(Gain) loss on sales of businesses, excluding transaction costs	(32,824)	1,603
Change in fair value of contingent consideration liabilities	173	—
Change in fair value of preferred stock investment	—	(1,667)
Other, net	(421)	(25)
Changes in operating assets and liabilities, net of acquisition and divestiture:
(Increase) decrease in receivables from clients, net	(39,845)	33,051
(Increase) decrease in unbilled services, net	(38,820)	18,876
(Increase) decrease in current income tax receivable / payable, net	(2,723)	(3,662)
(Increase) decrease in other assets	(2,670)	(11,972)
Increase (decrease) in accounts payable and other liabilities	10,394	(7,786)
Increase (decrease) in accrued payroll and related benefits	(2,636)	(1,169)
Increase (decrease) in deferred revenues	(7,717)	6,246
Net cash provided by operating activities	17,987	136,738
Cash flows from investing activities:
Purchases of property and equipment	(10,871)	(8,125)
Investment in life insurance policies	(1,245)	(2,462)
Purchases of businesses, net of cash acquired	(44,819)	(8,701)
Purchase of investment securities	—	(13,000)
Capitalization of internally developed software costs	(4,889)	(8,272)
Proceeds from sale of property and equipment	408	25
Divestiture of businesses, net of cash sold	41,273	(1,499)
Net cash used in investing activities	(20,143)	(42,034)
Cash flows from financing activities:
Proceeds from exercise of stock options	804	1,003
Shares redeemed for employee tax withholdings	(10,103)	(7,903)
Share repurchases	(64,612)	(27,141)
Proceeds from bank borrowings	235,000	283,000
Repayments of bank borrowings	(205,499)	(288,574)
Net cash used in financing activities	(44,410)	(39,615)
Effect of exchange rate changes on cash	170	484
Net increase (decrease) in cash and cash equivalents	(46,396)	55,573
Cash and cash equivalents at beginning of the period	67,177	11,604
Cash and cash equivalents at end of the period	$20,781	$67,177

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

In conjunction with the company's continuous evaluation of the appropriate level of disaggregation of revenues as the company's business evolves and in consideration of a group hire of approximately 300 employees in the company's Healthcare Managed Services solution within its Healthcare segment in the second quarter of 2021, the company began assessing its operating performance by the following three employee types: billable consultants, full-time equivalents, and Healthcare Managed Services employees. The other operating data previously reported for the three and twelve months ended December 31, 2020 was revised below to reflect this change. This change has no impact on the company's consolidated total revenues or total revenues by segment.

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2021	2020
Healthcare:
Revenues	$103,653	$85,097	21.8%
Operating income	$25,647	$24,094	6.4%
Segment operating income as a percentage of segment revenues	24.7%	28.3%
Business Advisory:
Revenues	$77,922	$65,938	18.2%
Operating income	$10,952	$10,740	2.0%
Segment operating income as a percentage of segment revenues	14.1%	16.3%
Education:
Revenues	$66,719	$47,312	41.0%
Operating income	$15,561	$5,711	172.5%
Segment operating income as a percentage of segment revenues	23.3%	12.1%
Total Company:
Revenues	$248,294	$198,347	25.2%
Reimbursable expenses	12,442	1,754	N/M
Total revenues and reimbursable expenses	$260,736	$200,101	30.3%
Statements of Operations reconciliation:
Segment operating income	$52,160	$40,545	28.6%
Items not allocated at the segment level:
Other operating expenses	36,836	47,429	(22.3)%
Litigation and other losses	75	—	N/M
Depreciation and amortization	5,085	5,770	(11.9)%
Total operating income (loss)	10,164	(12,654)	N/M
Other income	30,985	1,808	N/M
Income (loss) from continuing operations before taxes	$41,149	$(10,846)	N/M
Other Operating Data:
Number of billable consultants (at period end) (2):
Healthcare	869	820	6.0%
Business Advisory	1,116	1,051	6.2%
Education	901	737	22.3%
Total	2,886	2,608	10.7%
Average number of billable consultants (for the period) (2):
Healthcare	866	834
Business Advisory	1,148	1,028
Education	866	764
Total	2,880	2,626

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
Other Operating Data (continued):	2021	2020
Billable consultant utilization rate (3):
Healthcare	70.1%	65.1%
Business Advisory	68.3%	71.6%
Education	72.1%	66.1%
Total	70.0%	68.0%
Billable consultant average billing rate per hour (4):
Healthcare	$276	$261
Business Advisory (5)	$219	$189
Education	$201	$179
Total (5)	$231	$206
Revenue per billable consultant (in thousands):
Healthcare	$84	$69
Business Advisory	$64	$60
Education	$63	$53
Total	$69	$61
Average number of full-time equivalents (for the period) (6):
Healthcare	153	183
Business Advisory	61	40
Education	87	40
Total	301	263
Revenue per full-time equivalent (in thousands):
Healthcare	$124	$110
Business Advisory	$75	$94
Education	$144	$170
Total	$120	$117
Healthcare Managed Services(7):
Total revenues (in thousands)	$12,309	$7,171
Average number of Healthcare Managed Services employees (for the period)	513	92

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2021	2020
Healthcare:
Revenues	$377,577	$353,437	6.8%
Operating income	$104,010	$94,925	9.6%
Segment operating income as a percentage of segment revenues	27.5%	26.9%
Business Advisory:
Revenues	$291,663	$267,361	9.1%
Operating income	$48,236	$48,046	0.4%
Segment operating income as a percentage of segment revenues	16.5%	18.0%
Education:
Revenues	$236,400	$223,329	5.9%
Operating income	$52,772	$47,503	11.1%
Segment operating income as a percentage of segment revenues	22.3%	21.3%
Total Company:
Revenues	$905,640	$844,127	7.3%
Reimbursable expenses	21,318	26,887	(20.7)%
Total revenues and reimbursable expenses	$926,958	$871,014	6.4%
Statements of Operations reconciliation:
Segment operating income	$205,018	$190,474	7.6%
Items not allocated at the segment level:
Other operating expenses	131,372	135,255	(2.9)%
Litigation and other losses (gains)	173	(150)	N/M
Depreciation and amortization	20,634	24,405	(15.5)%
Goodwill impairment charges (1)	—	59,816	N/M
Total operating income (loss)	52,839	(28,852)	N/M
Other income (expense), net	27,197	(5,021)	N/M
Income (loss) from continuing operations before taxes	$80,036	$(33,873)	N/M
Other Operating Data:
Number of billable consultants (at period end) (2):
Healthcare	869	820	6.0%
Business Advisory	1,116	1,051	6.2%
Education	901	737	22.3%
Total	2,886	2,608	10.7%
Average number of billable consultants (for the period) (2):
Healthcare	822	863
Business Advisory	1,115	962
Education	779	775
Total	2,716	2,600

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (continued):	2021	2020
Billable consultant utilization rate (3):
Healthcare	72.0%	69.0%
Business Advisory	69.1%	72.4%
Education	73.0%	70.3%
Total	71.1%	70.7%
Billable consultant average billing rate per hour (4):
Healthcare	$243	$227
Business Advisory (5)	$198	$195
Education	$190	$187
Total (5)	$209	$202
Revenue per billable consultant (in thousands):
Healthcare	$305	$272
Business Advisory	$246	$264
Education	$253	$247
Total	$266	$262
Average number of full-time equivalents (for the period) (6):
Healthcare	153	187
Business Advisory	52	30
Education	53	52
Total	258	269
Revenue per full-time equivalent (in thousands):
Healthcare	$518	$481
Business Advisory	$343	$455
Education	$743	$618
Total	$528	$504
Healthcare Managed Services(7):
Total revenues (in thousands)	$47,718	$28,663
Average number of Healthcare Managed Services employees (for the period)	382	91

(1)The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
(2)Consists of our consulting professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)Utilization rate for billable consultants is calculated by dividing the number of hours billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)Average billing rate per hour for our billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $243 and $203 for the three months ended December 31, 2021 and 2020, respectively; and $216 and $213 for the twelve months ended December 31, 2021 and 2020, respectively.
Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $240 and $213 for the three months ended December 31, 2021 and 2020, respectively; and $216 and 209 for the twelve months ended December 31, 2021 and 2020.
(6)Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

(7)Consists of employees who manage and provide revenue cycle billing, collections, insurance verification and change integrity services to our healthcare clients.
N/M - Not Meaningful
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$248,294	$198,347	$905,640	$844,127
Net income (loss) from continuing operations	$31,058	$(6,104)	$62,987	$(23,718)
Add back:
Income tax expense (benefit)	10,091	(4,742)	17,049	(10,155)
Interest expense, net of interest income	2,185	1,776	8,150	9,292
Depreciation and amortization	6,707	7,156	26,347	29,644
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (8)	50,041	(1,914)	114,533	5,063
Add back:
Restructuring and other charges	9,235	18,748	12,401	21,374
Litigation and other losses (gains)	100	—	198	(150)
Unrealized gain on preferred stock investment	—	(1,667)	—	(1,667)
Goodwill impairment charges	—	—	—	59,816
(Gain) loss on sale of businesses	(31,510)	1,501	(31,510)	1,603
Transaction-related expenses	1,447	695	1,782	1,132
Foreign currency transaction losses (gains), net	21	(276)	419	(31)
Adjusted EBITDA (8)	$29,334	$17,087	$97,823	$87,140
Adjusted EBITDA as a percentage of revenues (8)	11.8%	8.6%	10.8%	10.3%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$31,058	$(6,104)	$62,987	$(23,718)
Weighted average shares - diluted	21,466	21,903	21,809	21,882
Diluted earnings (loss) per share from continuing operations	$1.45	$(0.28)	$2.89	$(1.08)
Add back:
Amortization of intangible assets	2,328	3,138	9,251	12,696
Restructuring and other charges	9,235	18,748	12,401	21,374
Litigation and other losses (gains)	100	—	198	(150)
Goodwill impairment charges	—	—	—	59,816
Unrealized gain on preferred stock investment	—	(1,667)	—	(1,667)
(Gain) loss on sale of businesses	(31,510)	1,501	(31,510)	1,603
Transaction-related expenses	1,447	695	1,782	1,132
Tax effect of adjustments	4,530	(6,158)	1,742	(23,199)
Total adjustments, net of tax	(13,870)	16,257	(6,136)	71,605
Adjusted net income from continuing operations (8)	$17,188	$10,153	$56,851	$47,887
Adjusted weighted average shares - diluted (9)	21,466	22,323	21,809	22,299
Adjusted diluted earnings per share from continuing operations (8)	$0.80	$0.45	$2.61	$2.15

(8)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(9)    As the company reported a net loss for the three and twelve months ended December 31, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments resulted in adjusted net income from continuing operations for the three and twelve months ended December 31, 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.